Exhibit 99.1

Destra Multi Alternative Fund Announces the Approval of an Amended and Restated Declaration of Trust

Bozeman, MT November 17, 2023 – Destra Multi-Alternative Fund (the “Fund” or DMA”) announced today that the Fund’s Board of Trustees approved an Amended and Restated Declaration of Trust with the addition of a Forum Selection Clause as well as the filing of an 8-K.

For more information regarding the Fund, Destra Capital Advisors, and the Amended and Restated Declaration of Trust, visit the Fund webpage below:

http://www.destracapital.com/strategies/closed-end-funds/destra-multi-alternative-fund

About Destra Multi Alternative Fund:

Destra Multi-Alternative Fund (NYSE: DMA) is a core alternative solution that seeks to achieve long-term performance non-correlated to the broad stock and bond markets.

Destra Capital Advisors LLC, based in Bozeman, MT, serves as Investment Adviser and Secondary Market Servicing agent to the Fund. Validus Growth Investors serves as the Investment Sub-Adviser to the Fund.

Shares of the Fund can be purchased on the New York Stock Exchange through any securities broker.

Please contact Destra Capital Advisors LLC, the Fund’s marketing, and investor support services agent, at DMA@destracapital.com or call (877) 855-3434 if you have any questions regarding DMA.

NOT FDIC INSURED	NO BANK GUARANTEE	MAY LOSE VALUE